Exhibit 99.1

Track Group Reports Fiscal 2021 Financial Results

Total Revenue up 17%, Record Operating Income Improves 70.8%, Adjusted EBITDA Increases 25.7%, Net Loss Turnaround

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal year ended September 30, 2021 (“FY21”). In FY21, the Company posted (i) record total revenue of $39.7M, an increase of approximately 17% over total revenue of $33.9M for the year ended September 30, 2020 (“FY20”); (ii) FY21 operating income of $4.7M, representing an increase of 70.8% compared to FY20 operating income of $2.8M; (iii) adjusted EBITDA of $10.3M in FY21, up approximately 26% compared to $8.2M for FY20; and (iv) net income attributable to common shareholders of $3.4M in FY21 compared to a net loss of $0.1M in FY20.

“Our employees worked closely with both our customers and service partners to meet increased demand during extremely difficult circumstances in FY21. Our ability to adapt resulted in record financial results including revenue, operating income and net income for common shareholders.” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●	Total FY21 record revenue of $39.7M was up 17% compared to FY20 revenue of $33.9M.

●

Gross profit of $21.1M in FY21 was up over 13% compared to FY20 gross profit of $18.6M due to the growth in revenue offset primarily by the increase in amortization expense associated with implementation of the new software platform.

●	Operating income in FY21 of $4.7M compared to operating income of $2.8M for FY20, representing an improvement of over 70% despite the global pandemic.

●	Adjusted EBITDA for FY21 of $10.3M, up nearly 26%, compared to $8.2M for FY20. Adjusted EBITDA in FY21 as a percentage of revenue also increased to 25.9%, compared to 24.2% for FY20.

●	Cash balance of $8.4M for FY21, up nearly 25% compared to $6.8M for FY20.

●	Net income attributable to shareholders in FY21 was $3.4M compared to a net loss of $0.1M in FY20, a change principally attributable to the Company’s strong operating performance.

Business Outlook

As of December 16, 2021, the Coronavirus pandemic has adversely impacted certain aspects of the Company’s operations including delays within the supply chain. The extent to which the Coronavirus pandemic, tight labor market and global semiconductor shortage impact our operations and financial results from this point forward will depend on numerous evolving factors that we cannot accurately predict. Despite these challenges to technology companies worldwide, Track Group remains confident that our adjustments to this new normal have not only evidenced success in FY21 but will afford us the ability to remain agile in FY22.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2021, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2021 AND 2020

	September 30,	September 30,
Assets	2021	2020
Current assets:
Cash	$8,421,162	$6,762,099
Accounts receivable, net of allowance for doubtful accounts of $91,262 and $148,215, respectively	7,163,615	5,546,213
Prepaid expense and deposits	998,589	866,389
Inventory, net of reserves of $0 and $6,483, respectively	305,210	124,606
Total current assets	16,888,576	13,299,307
Property and equipment, net of accumulated depreciation of $2,615,967 and $2,531,631, respectively	202,226	378,764
Monitoring equipment, net of accumulated depreciation of $5,977,093 and $6,639,883, respectively	3,068,100	2,065,947
Intangible assets, net of accumulated amortization of $17,607,456 and $16,390,721, respectively	20,434,143	21,171,045
Goodwill	8,519,998	8,220,380
Deferred tax asset	101,159	432,721
Other assets	4,309,040	2,166,743
Total assets	$53,523,242	$47,734,907

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,821,982	$2,199,215
Accrued liabilities	4,350,030	14,958,628
Current portion of long-term debt	526,134	30,914,625
Total current liabilities	7,698,146	48,072,468
Long-term debt, net of current portion	43,452,216	418,575
Long-term liabilities	3,650	164,487
Total liabilities	51,154,012	48,655,530

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,524,978 and 11,414,150 shares outstanding, respectively	1,152	1,141
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,250,954	302,270,242
Accumulated deficit	(298,828,527)	(302,270,933)
Accumulated other comprehensive loss	(1,054,349)	(921,073)
Total equity (deficit)	2,369,230	(920,623)
Total liabilities and stockholders’ equity (deficit)	$53,523,242	$47,734,907

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2021 AND 2020

	2021	2020
Revenue:
Monitoring and other related services	$39,179,699	$33,217,661
Product sales and other	481,626	657,506
Total revenue	39,661,325	33,875,167

Cost of revenue:
Monitoring, products and other related services	16,151,644	13,306,108
Depreciation and amortization	2,402,367	1,923,356
Total cost of revenue	18,554,011	15,229,464

Gross profit	21,107,314	18,645,703

Operating expense:
General & administrative	10,232,116	10,381,859
Selling & marketing	2,716,283	2,257,667
Research & development	1,548,527	1,182,542
Depreciation & amortization	1,896,481	2,064,097
Total operating expense	16,393,407	15,886,165

Operating income	4,713,907	2,759,538

Other income (expense):
Interest income	21,573	39,592
Interest expense	(2,192,108)	(2,503,542)
Currency exchange rate gain (loss)	615,361	(316,330)
Other income/expense, net	1,000,782	695,298
Total other income (expense)	(554,392)	(2,084,982)
Net income before income taxes	4,159,515	674,556
Income tax expense	717,109	793,197
Net income (loss) attributable to common stockholders	3,442,406	(118,641)
Foreign currency translation adjustments	(133,276)	80,529
Comprehensive income (loss)	$3,309,130	$(38,112)
Net income (loss) per share – basic
Net income (loss) per common share	$0.30	$(0.01)
Weighted average common shares outstanding	11,450,269	11,413,535
Net income (loss) per common share	$0.29	$(0.01)
Weighted average common shares outstanding	12,036,577	11,413,535

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$(1,264)	$1,421	$3,442	$(119)
Interest expense, net	497	642	2,171	2,464
Depreciation and amortization	1,288	992	4,299	3,987
Income taxes (1)	581	181	717	793
Board compensation and stock-based compensation	75	75	300	320
Foreign exchange expense	519	(340)	(615)	316
Gain on settlement of note payable	-	(700)	(1,001)	(700)
Other charges, net (2)	263	246	972	1,122
Non GAAP Adjusted EBITDA	$1,959	$2,517	$10,285	$8,183
Non GAAP Adjusted EBITDA, percent of revenue	19.4%	28.5%	25.9%	24.2%

Non-GAAP earnings per share - Basic
Weighted average common shares outstanding	11,490,804	11,414,150	11,450,269	11,413,535
Non-GAAP earnings per share	$0.17	$0.22	$0.90	$0.72

Non-GAAP earnings per share - Diluted
Weighted average common shares outstanding	11,991,766	11,414,150	12,036,577	11,413,535
Non-GAAP earnings per share	$0.16	$0.22	$0.85	$0.72

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.